File No. 70-8461

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 21
                             (Post-Effective No. 18)

                                       TO

                                    FORM U-1

                           APPLICATION OR DECLARATION

                                      under

                 The Public Utility Holding Company Act of 1935

      ALABAMA POWER COMPANY                             GULF POWER COMPANY
      600 North 18th Street                              One Energy Place
   Birmingham, Alabama  35291                        Pensacola, Florida  32520

      GEORGIA POWER COMPANY                          MISSISSIPPI POWER COMPANY
241 Ralph McGill Boulevard, N.E.                          2992 West Beach
     Atlanta, Georgia  30308                       Gulfport, Mississippi  39501

                       SAVANNAH ELECTRIC AND POWER COMPANY
                               600 East Bay Street
                             Savannah, Georgia 31401

               (Name of company or companies filing this statement
                  and addresses of principal executive offices)

                              THE SOUTHERN COMPANY

 (Name of top registered holding company parent of each applicant or declarant)

William E. Zales, Jr., Vice President             Warren E. Tate, Secretary
       and Corporate Secretary                          and Treasurer
        Alabama Power Company                        Gulf Power Company
        600 North 18th Street                         One Energy Place

     Birmingham, Alabama  35291                   Pensacola, Florida  32520

  Judy M. Anderson, Vice President               Michael W. Southern, Vice
       and Corporate Secretary               President, Secretary and Treasurer
        Georgia Power Company                     Mississippi Power Company
  241 Ralph McGill Boulevard, N.E.                     2992 West Beach
       Atlanta, Georgia  30308                  Gulfport, Mississippi  39501

                             Nancy E. Frankenhauser
                               Corporate Secretary
                       Savannah Electric and Power Company
                               600 East Bay Street
                             Savannah, Georgia 31401

                   (Names and addresses of agents for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

     Gale E. Klappa                                John D. McLanahan, Esq.
Financial Vice President                            Troutman Sanders LLP
  The Southern Company                           600 Peachtree Street, N.E.
270 Peachtree Street, NW                                 Suite 5200
 Atlanta, Georgia  30303                        Atlanta, Georgia  30308-2216



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2

ITEM 1.        DESCRIPTION OF PROPOSED TRANSACTIONS.


         Item 1 is hereby amended by adding the following paragraph thereto:

         "The Operating Affiliates will use the proceeds from the sale of Preferred Securities in connection with their ongoing construction programs, to pay scheduled maturitites and/or refundings of their securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes."

                                   SIGNATURES

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.

Date: May 4, 2001                   ALABAMA POWER COMPANY


                                    By: /s/Wayne Boston
                                       Wayne Boston,  Assistant Secretary

                                    GEORGIA POWER COMPANY


                                    By: /s/Wayne Boston
                                       Wayne Boston,  Assistant Secretary

                                    GULF POWER COMPANY


                                    By: /s/Wayne Boston
                                       Wayne Boston,  Assistant Secretary

                                    MISSISSIPPI POWER COMPANY


                                    By: /s/Wayne Boston
                                       Wayne Boston,  Assistant Secretary

                                    SAVANNAH ELECTRIC AND POWER COMPANY


                                    By: /s/Wayne Boston
                                       Wayne Boston,  Assistant Secretary